Exhibit 23(b)






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-02455 on Form S-8 of RGC Resources, Inc., of our report dated October 20, 1998, incorporated by reference in the Annual Report on Form 10-K of Roanoke Gas Company for the year ended September 30, 1998.




s/Deloitte & Touche LLP
Deloitte & Touche LLP
Charlotte, North Carolina
July 1, 1999